Exhibit 99.1

INVESTOR RELATIONS:
John Merriwether, 866-248-3872
InvestorRelations@amctheatres.com

MEDIA CONTACTS:
Ryan Noonan, (913) 213-2183
rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC Entertainment Holdings, Inc. Announces Proposed Private Offering of USD and GBP Senior Subordinated Notes

LEAWOOD, KANSAS - (March 10, 2017) — AMC Entertainment Holdings, Inc. (“AMC” or “the Company”) announced today that it intends to offer, subject to market and other conditions, $475 million in aggregate principal amount of dollar-denominated senior subordinated notes due 2027 (the “Dollar Notes”) and an additional £250 million aggregate principal amount of sterling-denominated 6.375% Senior Subordinated Notes due 2024 (the “Sterling Notes” and together with the Dollar Notes, the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  The Sterling Notes will be an additional issuance of the Company’s existing 6.375% Senior Subordinated Notes due 2024, that were issued on November 8, 2016.

AMC intends to use the net proceeds from this offering to finance the acquisition of Nordic Cinema Group Holding AB (the “Nordic Acquisition”), pay related fees and expenses and to use any remaining proceeds for general corporate purposes. In the event the Nordic Acquisition is not completed on or prior to June 30, 2017, AMC will be required to redeem the Notes at a redemption price equal to the initial offering price of the Notes plus accrued and unpaid interest to, but not including, the redemption date.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the Notes or any other securities, nor will there be any sale of the Notes or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and to non-U.S. persons outside the United States in reliance on the exemption from registration set forth in Regulation S under the Securities Act.  The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

About AMC Theatres

AMC is the largest movie exhibition company in the U.S., in Europe and throughout the world with 906 theatres and 10,558 screens across the globe, prior to factoring in the Nordic acquisition.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Similarly, statements made herein and elsewhere regarding the anticipated acquisition of Nordic are also forward-looking statements, including management’s statements about the effect of the acquisition on AMC’s future business, operations and financial performance, AMC’s ability to successfully integrate the acquisition into its operations, the anticipated closing date of the Nordic acquisition, and the source and structure of financing for the Nordic acquisition, including the consummation of the Notes offering contemplated herein. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: motion picture production and performance; AMC’s lack of control over distributors of films; intense competition in the geographic areas in which AMC operates; increased use of alternative film delivery methods or other forms of entertainment; shrinking exclusive theatrical release windows; international economic, political and other risks; risks and uncertainties relating to AMC’s significant indebtedness;  limitations on the availability of capital;  risks relating to AMC’s inability to achieve the expected benefits and performance from its recent acquisitions; AMC’s ability to comply with a settlement it entered into with the U.S. Department of Justice pursuant to which it agreed to divest theatres and divest holdings in National CineMedia, LLC; the failure to obtain the necessary financing arrangements as set forth in the debt commitment letters entered in connection with the Nordic Acquisition, or the failure of the Nordic Acquisition to close for any other reason, including the failure to receive regulatory approval; AMC’s ability to refinance its indebtedness on favorable terms; optimizing AMC’s theatre circuit through construction and the transformation of its existing theatres may be subject to delay and unanticipated costs;  failures, unavailability or security breaches of AMC’s information systems; risks relating to impairment losses and theatre and other closure charges; AMC’s ability to utilize net operating loss carryforwards to reduce its future tax liability; review by antitrust authorities in connection with acquisition opportunities; risks relating to unexpected costs or unknown liabilities relating to recently completed acquisitions; risks relating to the incurrence of legal liability; general political, social and economic conditions and risks, trends, uncertainties and other facts discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in AMC’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 10, 2017, and the risks, trends and uncertainties identified in their other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

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